            Imagination in Education

PCS EDVENTURES ANNOUNCES CEO RECOVERING

Boise, Idaho – November 30, 2009 - PCS Edventures (OTCBB: PCSV-News) today announced that its CEO and Acting CFO, Anthony A. Maher, suffered a heart attack. Following insertion of a stent to clear a blockage, Mr. Maher has been released from intensive care and is expected to make a full recovery and to continue to manage the Company as its CEO, Acting CFO and a director.    The Company's other executive officers will continue to manage the Company's business pending Mr. Maher's expected return.

About PCS Edventures!

PCS Edventures! is the recognized leader in the design, development and delivery of educational learning labs bundled with related technologies and programs to the K-12 market worldwide. The PCS suite of products ranges from hands-on learning labs in technology-rich topics in Science, Technology, Engineering and Math (STEM) to services rich in imagination, innovation, and creativity.  PCS programs operate in over 6,000 sites in all 50 United States as well as in 17 countries Internationally.  Additional information is at http://www.edventures.com

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-KSB for the year ended March 31, 2009 and Form 10-Q for the three months ended June 30, 2009 as filed with the Securities and Exchange Commission.

Contact Information:

Financial Contact:  Janelle Conaway 1.800.429.3110 X 101 , jconaway@pcsedu.com

Investor Contact:  Anthony A. Maher 1.800.429.3110 X 102 ,   tmaher@pcsedu.com

Web Site:

               www.edventures.com